                                                                EXHIBIT h(50)(c)

                                    AMENDMENT
                                       TO
                             PARTICIPATION AGREEMENT

This amendment (the "Amendment") is made and entered into as of August 15, 2002 by and among AIM Variable Insurance Funds ("AVIF"), Principal Life Insurance Company ("LIFE COMPANY"), and Princor Financial Services Corporation (collectively, the "parties") in order to modify that certain Participation Agreement (the "Agreement") entered into by the parties as of June 8, 1999.

The parties agree to amend the Agreement as follows:

The following is added under: "SECTION 2 PROCESSING AND TRANSACTIONS" before
SECTION 2.1(a):

                  The Parties intend that processing and settlement of purchase and redemption transactions for Shares (collectively, "Share transactions") shall occur via the Fund/SERV and Networking systems of the National Securities Clearing Corporation (hereinafter, "NSCC"). LIFE COMPANY and AIM each represents and warrants that it or one of its affiliates: (a) has entered into an agreement with NSCC, (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking, and (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC, all to the extent necessary or appropriate to facilitate such communications, processing, and settlement of Share transactions. AIM agrees to provide LIFE COMPANY or such other entity as Life Company directs with account positions and activity data relating to Share transactions via Networking. LIFE COMPANY shall pay for Shares in the manner and within the time as required by the Fund/SERV and Networking rules.

                  For purposes of this Agreement, "Fund/SERV" shall mean NSCC's system for automated, centralized processing of mutual fund purchase and redemption orders, settlement, and account registration; "Networking" shall mean NSCC's (Level Zero) system that allows mutual funds and life insurance companies to exchange account level information electronically. In all cases, processing and settlement of Share transactions shall be done in a manner consistent with applicable law.

         In the event that any Party is prohibited or unable to communicate, process or settle Share transactions via Fund/SERV or Networking, such Party shall provide prompt notice to the other Parties. After all Parties have been notified, the provisions of paragraphs (b) and (c) of this Section 2.1 shall apply.

         SCHEDULE A to the Agreement is hereby deleted in its entirety and replaced with the following:

-----------------------------------------------------------------------------------------------------------------------
    FUNDS AVAILABLE UNDER THE                   SEPARATE ACCOUNTS                          CONTRACTS FUNDED BY THE
           CONTRACTS                           UTILIZING THE FUNDS                            SEPARATE ACCOUNTS
-----------------------------------------------------------------------------------------------------------------------
       (SERIES I SHARES)               -    Principal Life Insurance Company    -      The Principal(R) Variable Annuity
AIM V.I. Aggressive Growth Fund             Separate Account B                  -      Principal Freedom Variable
AIM V.I. Core Equity Fund                                                              Annuity
AIM V.I. Growth Fund
AIM V.I. International Growth Fund                                              -      PrinFlex Life(R) Variable Life
AIM V.I. Premier Equity Fund           -    Principal Life Insurance Company           Insurance
                                            Variable Life Separate Account      -      Survivorship Variable
                                                                                       Universal Life Insurance
                                                                                -      Flexible Variable Life
                                                                                       Insurance
                                                                                -      Principal Variable Universal
                                                                                       Life Accumulator (VUL)
                                                                                -      Executive Variable Universal
                                                                                       Life (EVUL)
                                                                                -      Benefit Variable Universal
                                                                                       Life (BVUL)

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

                                                 AIM VARIABLE INSURANCE FUNDS

Attest: /s/ Nancy L. Martin                      By: /s/ Robert H. Graham
        ----------------------------                ----------------------------
Name:    Nancy L. Martin                         Name:  Robert H. Graham
Title:   Assistant Secretary                     Title: President

(SEAL)

                                                 PRINCOR FINANCIAL SERVICES
                                                 CORPORATION

Attest: /s/ Amy B. McCann                        By: /s/ [ILLEGIBLE]
        ----------------------------                 ---------------------------
Name:   Amy B. McCann                            Name:  [ILLEGIBLE]
Title:                                           Title: [ILLEGIBLE]

(SEAL)

                                                 PRINCIPAL LIFE INSURANCE
                                                 COMPANY

Attest: /s/ [ILLEGIBLE]                          By: /s/ [ILLEGIBLE]
        ----------------------------                 ---------------------------
Name:  [ILLEGIBLE]                               Name:  [ILLEGIBLE]
Title:                                           Title: ASST. DIRECTOR

(SEAL)